EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D and any amendments thereto relating to shares of Common Stock, par value $0.0001 per share, of UpHealth, Inc., a company incorporated under the laws of Delaware. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

Dated: June 1, 2022

AM PHYSICIANS LLC

By:	/s/ Azfar Malik, M.D.
President

JEFFERY R. BRAY

By:	/s/ Jeffery R. Bray
Individually

ALEXANDRA BRAY

By:	/s/ Alexandra Bray
Individually

JEFFERY R. BRAY CUSTODIAN SAMANTHA JOSEPHINE BRAY UTMA

By:	/s/ Jeffery R. Bray
Custodian

JEFFERY R. BRAY CUSTODIAN ANAIS ALEXANDRA BRAY UTMA

By:	/s/ Jeffery R. Bray
Custodian

JACQUE BUTLER

By:	/s/ Jacque Butler
Individually

ALFONSO GATMAITAN

By:	/s/ Alfonso Gatmaitan
Individually

THE SAMANTHA BRAY PROTECTIVE IRREVOCABLE TRUST

By:	/s/ John Parsons
Trustee

THE ANAIS BRAY PROTECTIVE IRREVOCABLE TRUST

By:	/s/ John Parsons
Trustee

THE BRAY DESCENDANTS TRUST

By:	/s/ John Parsons
Trustee